EXHIBIT 99.3

AFFINION GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

On July 1, 2010, the Company and its wholly-owned subsidiary, Affinion Loyalty Acquisition, LLC, completed the acquisition (the “Acquisition”) of Loyalty Travel Agency, LLC (“LTA”) and Connexions Loyalty Travel Solutions, LLC (collectively with its wholly-owned subsidiary, International Travel Fulfillment LLC, a Delaware limited liability company, “CLTS”). The aggregate purchase price for the Acquisition consisted of an initial purchase price of $135.0 million, subject to certain adjustments, and the Company incurred transaction costs through June 30, 2010 of $1.3 million. The Company financed the Acquisition and related costs with available cash on hand.

The unaudited pro forma condensed combined balance sheet as of June 30, 2010 gives effect to the Acquisition as if had been completed on June 30, 2010 and is derived from and combines the Company’s unaudited condensed consolidated balance sheet as of June 30, 2010 with CLTS’ unaudited condensed combined balance sheet as of June 30, 2010.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the six months ended June 30, 2010 give effect to the Acquisition as if it had been completed on January 1, 2009 and 2010, respectively. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 is derived from and combines the Company’s audited consolidated statement of operations for the year ended December 31, 2009 with CLTS’ audited combined statement of income for the year ended December 31, 2009. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2010 is derived from and combines the Company’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2010 with CLTS’ unaudited condensed combined statement of income for the six months ended June 30, 2010.

The historical financial information of the Company and CLTS have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed statements of operations, expected to have a continuing impact on the combined results.

In addition to the Acquisition, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and for the six months ended June 30, 2010 also assume that the amendment and restatement of the Company’s senior secured credit facility that occurred in April 2010 had occurred on January 1, 2009 and 2010, respectively. The amended and restated senior secured credit facility includes an $875.0 million term loan facility and a $125.0 million revolving credit facility. For purposes of the unaudited pro forma condensed combined statements of operations, the Company assumed that a portion of the net proceeds of the amended and restated senior secured credit facility, after repayment of the outstanding balance of the original senior secured credit facility and payment of related financing costs, were utilized to supplement the cash on hand as of the assumed acquisition dates of January 1, 2009 and 2010, respectively, to complete the Acquisition.

The pro forma adjustments are described in the accompanying notes to the pro forma condensed combined financial statements. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statements have been presented for informational purposes and should not be considered indicative of the financial position or results of operations that would have occurred if the Acquisition had been consummated on the dates indicated nor should they be considered indicative of the future financial position or results of operations of the combined company.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	the Company’s separate historical audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K;

•

the Company’s separate historical unaudited condensed consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2010 included in the Company’s Quarterly Report on Form 10-Q;

•	CLTS’ separate historical audited combined financial statements and accompanying notes as of and for the year ended December 31, 2009 included herein; and

•	CLTS’ separate historical unaudited condensed combined financial statements and accompanying notes as of and for the six months ended June 30, 2010 and 2009 included herein.

AFFINION GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2010

(in millions)

	Affinion Group, Inc., Actual	Connexions Loyalty Solutions, LLC and Loyalty Travel Agency, LLC, Actual	Reclassifications		Pro Forma Adjustments Related to the Acquisition		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$276.1	$3.8	$—		$(134.5	)(d)	$145.4
Restricted cash	37.1	—	—		—		37.1
Receivables, net	94.5	21.8	2.8	(a)	—		119.1
Receivables from related parties	8.3	2.8	(2.8	)(a)	—		8.3
Profit-sharing receivables from insurance carriers	78.7	—	—		—		78.7
Prepaid commissions	60.1	—	—		—		60.1
Income taxes receivable	5.2	—	—		—		5.2
Other current assets	56.2	1.2	—		—		57.4

Total current assets	616.2	29.6	—		(134.5)		511.3
Property and equipment, net	105.0	4.8	—		—		109.8
Contract rights and list fees, net	28.3	—	—		—		28.3
Goodwill	314.9	—	—		91.0	(d)	405.9
Other intangibles, net	427.6	1.1	—		42.9	(d)	471.6
Receivables from related parties	3.8	—	—		—		3.8
Other non-current assets	148.9	—	—		—		148.9

Total assets	$1,644.7	$35.5	$—		$(0.6)		$1,679.6

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$9.0	$—	$—		$—		$9.0
Accounts payable and accrued expenses	308.8	30.1	4.4	(b)	—		343.3
Accrued compensation cost	—	2.0	(2.0	)(b)	—		—
Accrued liabilities	—	2.4	(2.4	)(b)	—		—
Payables to related parties	17.6	—	—		—		17.6
Deferred revenue	178.6	—	—		—		178.6
Income taxes payable	4.5	—	—		—		4.5

Total current liabilities	518.5	34.5	—		—		553.0
Long-term debt	1,660.4	—	—		—		1,660.4
Deferred income taxes	37.6	—	—		—		37.6
Deferred revenue	25.1	—	—		—		25.1
Other long-term liabilities	69.1	0.4	—		—		69.5

Total liabilities	2,310.7	34.9	—		—		2,345.6
Commitments and contingencies
Deficit
Common stock and additional paid-in capital	281.7	—	—		—		281.7
Members’ equity	—	0.6	—		(0.6	)(d)	—
Accumulated deficit	(952.7)	—	—		—		(952.7)
Accumulated other comprehensive income	4.3	—	—		—		4.3

Total Affinion Group, Inc. deficit	(666.7)	0.6	—		(0.6)		(666.7)
Non-controlling interest in subsidiary	0.7	—	—		—		0.7

Total deficit	(666.0)	0.6	—		(0.6)		(666.0)

Total liabilities and deficit	$1,644.7	$35.5	$—		$(0.6)		$1,679.6

See notes to unaudited pro forma condensed combined financial statements.

AFFINION GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2010

(in millions)

	Affinion Group, Inc., Actual	Connexions Loyalty Solutions, LLC and Loyalty Travel Agency, LLC, Actual	Reclassifications		Pro Forma Adjustments Related to the Acquisition		Pro Forma Adjustments Related to Refinancing		Pro Forma
Net revenues	$683.7	$24.7	$—		$—		$—		$708.4

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	279.8	0.1	1.0	(c)	—		—		280.9
Operating costs	183.2	—	13.0	(c)	—		—		196.2
Salaries and benefits	—	11.6	(11.6	)(c)	—		—		—
General and administrative	73.6	5.8	(3.8	)(c)	—		—		75.6
Facility exit costs	8.0	—	—		—		—		8.0
Depreciation and amortization	97.1	—	1.4	(c)	3.3	(e)	—		101.8

Total expenses	641.7	17.5	—		3.3		—		662.5

Income from operations	42.0	7.2	—		(3.3)		—		45.9
Interest income	7.2	—	—		—		—		7.2
Interest expense	(79.5)	—	—		—		(7.4	)(f)	(86.9)
Loss on extinguishment of debt	(7.4)	—	—		—		—		(7.4)
Other expense, net	(1.9)	—	—		—		—		(1.9)

Income (loss) before income taxes and non-controlling interest	(39.6)	7.2	—		(3.3)		(7.4)		(43.1)
Income tax expense	(7.4)	—	—		(1.3	)(g)	2.6	(g)	(6.1)

Net income (loss)	(47.0)	7.2	—		(4.6)		(4.8)		(49.2)
Less: income attributable to non-controlling interest	(0.5)	—	—		—		—		(0.5)

Net income (loss) attributable to Affinion Group, Inc.	$(47.5)	$7.2	$—		$(4.6)		$(4.8)		$(49.7)

See notes to unaudited pro forma condensed combined financial statements.

AFFINION GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(in millions)

	Affinion Group, Inc., Actual	Connexions Loyalty Solutions, LLC and Loyalty Travel Agency, LLC, Actual	Reclassifications		Pro Forma Adjustments Related to the Acquisition		Pro Forma Adjustments Related to Refinancing		Pro Forma
Net revenues	$1,376.9	$50.2	$—		$—		$—		$1,427.1

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	618.2	0.2	1.9	(c)	—		—		620.3
Operating costs	356.4	—	27.1	(c)	—		—		383.5
Salaries and benefits	—	23.1	(23.1	)(c)	—		—		—
General and administrative	105.1	12.3	(8.5	)(c)	—		—		108.9
Depreciation and amortization	201.0	—	2.6	(c)	6.7	(e)	—		210.3

Total expenses	1,280.7	35.6	—		6.7		—		1,323.0

Income from operations	96.2	14.6	—		(6.7)		—		104.1
Interest income	8.1	—	—		—		—		8.1
Interest expense	(129.7)	—	—		—		(22.8	)(f)	(152.5)
Other expense, net	(12.0)	(0.1)	—		—		—		(12.1)

Income (loss) before income taxes and non–controlling interest	(37.4)	14.5	—		(6.7)		(22.8)		(52.4)
Income tax expense	(11.7)	—	—		(2.7	)(g)	7.9	(g)	(6.5)

Net income (loss)	(49.1)	14.5	—		(9.4)		(14.9)		(58.9)
Less: income attributable to non–controlling interest	(0.9)	—	—		—		—		(0.9)

Net income (loss) attributable to Affinion Group, Inc.	$(50.0)	$14.5	$—		$(9.4)		$(14.9)		$(59.8)

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

On July 1, 2010, the Company and its wholly-owned subsidiary, Affinion Loyalty Acquisition, LLC, completed the acquisition (the “Acquisition”) of Loyalty Travel Agency, LLC (“LTA”) and Connexions Loyalty Travel Solutions, LLC (collectively with its wholly-owned subsidiary, International Travel Fulfillment LLC, a Delaware limited liability company, “CLTS”) pursuant to the membership interests purchase agreement (the “Purchase Agreement”), dated as of May 19, 2010, with Travel Leaders Group, L.L.C., (“TLG”), Tag Investment Holdings, L.L.C., (“TAG LLC”), One Equity Partners III, L.P., (“OEP III”), OEP III Co-Investors, L.P., (“OEP III Co-Investors”), OEP II Partners Co-Invest, L.P., (“OEP II” and collectively with OEP III and OEP III Co-Investors, the “OEP Group”) (TLG, TAG LLC and the OEP Group, collectively, the “Sellers”), and OEP III, as Sellers’ representative acting on behalf of Sellers. The aggregate purchase price for the Acquisition was $135.0 million, subject to certain adjustments, and the Company incurred transaction costs through June 30, 2010 of $1.3 million. The Company financed the Acquisition and related costs with available cash on hand.

2.	Reclassifications

(a)	As of June 30, 2010, CLTS had Trade receivables from related parties of $2.8 million. This adjustment reclassifies CLTS’ Trade receivables from related parties to Receivables, net to conform to the Company’s presentation.

(b)	As of June 30, 2010, CLTS had Accrued compensation cost and Accrued liabilities of $2.0 million and $2.4 million, respectively. This adjustment reclassifies CLTS’ Accrued compensation cost and Accrued liabilities to Accounts payable and accrued expenses to conform to the Company’s presentation.

(c)	This adjustment reclassifies CLTS’ salaries and benefits and other operating expenses into Marketing and Commissions, Operating costs and Depreciation and amortization to conform to the Company’s presentation.

3.	Pro Forma Adjustments

Pro Forma Condensed Consolidated Balance Sheet

(d)	Reflects payment of consideration transferred of $134.5 million representing the purchase price of $135.0 million less a working capital adjustment (as defined in the Purchase Agreement) of $0.5 million and preliminary allocation of purchase price to the net assets acquired as indicated below:

(in millions)
Net book value of net assets acquired at June 30, 2010	$0.6
Less: historical intangible assets	(1.1)

Adjusted book value of net liabilities acquired	(0.5)
Adjustments to:
Intangible assets	44.0
Goodwill	91.0

Consideration transferred	$134.5

The purchase price allocation is subject to finalization of the Company’s analysis of the fair value of the acquired assets and assumed liabilities as of July 1, 2010. The finalization of the Company’s purchase accounting analysis may result in changes in the valuation of assets and liabilities acquired which could be material, as well as changes in the useful lives of acquired assets. The Company will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with Accounting Standards Codification Topic 805-10, “Business Combinations – Overall”, but in no event later than one year after the acquisition date.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Pro Forma Condensed Consolidated Statements of Operations

(e)	Reflects amortization of intangible assets ($3.3 million for the six months ended June 30, 2010 and $6.7 million for the year ended December 31, 2009) based on their estimated fair value amortized on a straight-line basis over weighted average useful lives ranging from one to seven years.

(f)	Reflects additional interest expense and amortization of deferred financing costs ($7.4 million for the six months ended June 30, 2010 and $22.8 million for the year ended December 31, 2009) representing the interest expense on the $875.0 million new term loan ($12.0 million and $43.8 million for the six months ended June 30, 2010 and year ended December 31, 2009, respectively) and additional amortization of the deferred financing costs related to the new credit facility ($1.0 million for the six months ended June 30, 2010 and $3.6 million for the year ended December 31, 2009, respectively), net of interest expense relating to the prior term loan ($4.8 million and $21.7 million for the six months ended June 30, 2010 and year ended December 31, 2009, respectively) and amortization of deferred financing costs related to the prior credit facility ($0.8 million for the six months ended June 30, 2010 and $2.9 million for the year ended December 31, 2009, respectively).

(g)	Reflects the tax benefit related to the pro forma adjustments included in the unaudited pro forma condensed combined financial statements and pro forma tax expense related to CLTS’ historical net income, for which no tax provision was recorded in CLTS’ historical statements of income based on its corporate structure, at a 35% statutory rate.